UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2008

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	33-27312	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2008, Lakeland Bancorp, Inc. (the “Company” or “Lakeland Bancorp”) announced that Robert A. Vandenbergh has been promoted to Senior Executive Vice President and Chief Operating Officer of Lakeland Bancorp and Lakeland Bank. In connection with his promotion, Mr. Vandenbergh will receive a SERP benefit which will provide him (or upon his death, his wife) with $90,000 per year for 10 years upon his reaching age 65. Mr. Vandenbergh, age 56, has served as Chief Lending Officer of the Company since October, 1999. Mr. Vandenbergh previously had been promoted to Senior Executive Vice President from Executive Vice President in December, 2006.

The Company also announced that David Yanagisawa will join the Company as Executive Vice President and Chief Lending Officer of Lakeland Bancorp and Lakeland Bank. Mr. Yanagisawa, who is expected to join the Company on or about November 24, 2008, will succeed Mr. Vandenbergh, who, as noted above, has been promoted to Senior Executive Vice President and Chief Operating Officer. Mr. Yanagisawa’s employment agreement will provide, upon his joining the Company, for a base salary of $210,000, a signing bonus of $27,500 payable after 90 days of employment and a restricted stock award covering 9,000 shares, of which 4,500 shares will vest in 25% annual increments beginning on December 31, 2009, with the remaining 4,500 vesting on the fifth anniversary from the date of Mr. Yanagisawa’s employment with the Company. The agreement will also provide that, upon Mr. Yanagisawa’s termination of employment or significant reduction in duties after a change in control of the Company, he will receive a payment equal to two times the highest sum of his base salary plus the amount of the cash bonus he received during any of the three (3) calendar years immediately prior to the change in control. The agreement will also provide that Mr. Yanagisawa will be entitled to participate in all employee benefit plans or programs, including without limitation the 401(k) Plan and Profit Sharing Plan, and to receive all benefits and perquisites, including without limitation an automobile, which are approved by the Boards of the Company and the Bank and are generally made available to executive officers of the Company, to the extent permissible under the general terms and provisions of such plans or programs.

Mr. Yanagisawa has served as a Senior Vice President and a Commercial Lender for TD Bank, N.A.’s Mid-Atlantic Division from February 2006 to present. Prior to TD Bank’s acquisition of Hudson United Bank in February 2006, Mr. Yanagisawa served as a Senior Vice President and Commercial Lender of Hudson United Bank.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press release, dated November 4, 2008, of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Thomas J. Shara
Name:	Thomas J. Shara
Title:	President and Chief Executive Officer

Dated: November 4, 2008

Exhibit Index

Exhibit Number	Description
99.1	Press release, dated November 4, 2008, of the Company